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                                                                EXHIBIT 4(J)(10)


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                         PRUCO LIFE INSURANCE COMPANY
                          c/o Prudential Capital Group
                        One Gateway Center, 11th Floor
                          7-45 Raymond Boulevard West
                           Newark, New Jersey 07102


                                                     May 13, 1997

GOLD KIST INC.
224 Perimeter Center Parkway, N.E.
Atlanta, Georgia 30346
Attention:     Mr. Steven O. West
               Treasurer

Ladies and Gentlemen:

     Reference is made to each of the following agreements:

          (i) those certain NOTE AGREEMENTS each dated as of November 4, 1988 between GOLD KIST, INC. (the "Company") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), and the Company and PRUCO LIFE INSURANCE COMPANY ("PRUCO"), as previously amended (the "1988 Agreement");

          (ii) that certain NOTE AGREEMENT dated as of June 3, 1991, between the Company and Prudential, as previously amended (the "1991 Agreement"); and

          (iii) that certain NOTE PURCHASE AND PRIVATE SHELF AGREEMENT dated as of February 11, 1997, between the Company and Prudential, as previously amended (the "1997 Agreement"). All of the foregoing agreements being hereinafter referred to collectively as the "Note Agreements".

Pursuant to paragraph 11C of each of the Note Agreements:

     1. Prudential and Pruco, with respect to the 1988 Agreements, and Prudential, with respect to all of the other Note Agreements, hereby waive any Events of Default under paragraph 6A(iii) for the fiscal quarter ending March 29, 1997 and through the fiscal quarter ending June 30, 1997; provided that the ratio of a (a) EBIT plus Consolidated Lease Expense to (b) Consolidated Interest Expense plus Consolidated Lease Expense shall not be less than 1.45 to 1.0 during such periods; and

     2. Prudential, with respect to the 1997 Agreement only, agrees that the definition of "Designated Spread" in paragraph 10A shall be amended to read in its entirety as follows:

          "Designated Spread" shall mean 0.50% in the case of each Series A Notes and 0% in the case of each Note of any other Series unless the Confirmation of Acceptance with

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GOLD KIST INC.
May 13, 1997
Page 2

     respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified."

     The waiver contained in paragraph 1 above shall not be deemed to waive any other provision of the Note Agreements and shall not serve as a consent or waiver of any other matter prohibited by the terms and conditions of the Note Agreements. All of the terms and conditions of the Note Agreements shall remain in full force and effect, except as and to the extent amended above.

     If the foregoing accurately sets forth our understanding, please sign each copy of this letter enclosed and return one to Prudential, whereupon this letter shall be a binding agreement between Prudential, Pruco and the Company, with respect to the 1988 Agreements and Prudential and the Company, with respect to all of the other Note Agreements.

                                             Very truly yours,


                                             THE PRUDENTIAL INSURANCE
                                             COMPANY OF AMERICA


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                     Vice President

                                             PRUCO LIFE INSURANCE
                                             COMPANY


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                     Vice President
Agreed and accepted
this 13 day of May, 1997

GOLD KIST, INC.

By: /s/ Stephen O. West
   ---------------------------
     Treasurer